Exhibit 32.1

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

         In connection with the Quarterly Report of QMed Inc. (the "Company"), on Form 10-Q for the quarter ended February 29, 2004, as filed with the Securities and Exchange Commission (the "Report"), Michael W. Cox, Chief Executive Officer of the Company and William T. Schmitt, Jr., Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant toss.906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350), that to his knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/  Michael W. Cox
-------------------------
Michael W. Cox
Chief Executive Officer
April 14, 2004



/s/  William T. Schmitt, Jr.
---------------------------------
William T. Schmitt, Jr.
Chief Financial Officer
April 14, 2004

[A signed original of this written statement required by Section 906 has been provided to QMed Inc. and will be retained by QMed Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]